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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)April 16, 1999
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                                H.D. Vest, Inc.
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             (exact name of registrant as specified in its charter)


                                     Texas
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                    (State or Jurisdiction of Incorporation)


           0-19614                            75-2154244
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(Commission File Number)              (Employee Identification Number)


           6333 N. State Highway 161, 4th Floor, Irving, Texas 75039
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         (Address of Principal Executive Offices)          (Zip Code)


                                 (972) 870-6000
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                 (Registrant's Telephone, Including Area Code)
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Item 5.
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Herb D. Vest, Chairman of the Board of Directors, Chief Executive Officer and
President of H.D. Vest, Inc. (the Company), purchased approximately 1.4 million shares of the Company's common stock from Barbara Hancock, the Company's Executive Manager of Representative Relations and a member of the Board of Directors. With the acquisition (expected to be completed during April 1999), Mr. Vest will own over 4 million of approximately 5.4 million currently outstanding shares or approximately 75% of the Company's common stock.
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Pursuant to the requirements of the Securities and Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             H.D. Vest, Inc.
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                                               (Registrant)



Date: April 16, 1999
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                 By:                         s\ Wesley Ted Sinclair
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                                             W. Ted Sinclair
                                             Chief Financial Officer,
                                             Vice President